

                                                    EXHIBIT 11

                                         COMPUTATION  OF EARNING PER SHARE Years
                                     ended December 31, 1996, 1995, 1994



                                                                    For the years ended December 31
                                                                    -------------------------------
                                                            1996                  1995                  1994
                                                            ----                  ----                  ----

Beginning shares outstanding                                26,534,742            21,360,108            13,973,068

Special warrants exercised                                   4,682,787             3,937,252             3,055,325
Average shares issued for options exercised                    187,840                     -                     -

Common share purchase warrants exercised                             -                98,950               377,957

                                                      -----------------     -----------------     -----------------

Weighted average shares outstanding                         31,405,369            25,396,310            17,406,350

                                                      =================     =================     =================

Net loss                                                 $(23,069,639)          $(8,989,718)          $(5,738,926)
                                                      =================     =================     =================

Loss per common share                                          $(0.73)               $(0.35)               $(0.33)
                                                      =================     =================     =================





     NOTE:All  other   issued  and   outstanding   options  and   warrants   are
          antidilutive.   Fully  diluted  loss  per  share  calculation  is  not
          different from the calculation above and therefore is not applicable.